                                                                     EXHIBIT 5.1

                                          July 20, 2000

Tumbleweed Communications Corp.
700 Saginaw Drive
Redwood City, CA 94063

    RE:       TUMBLEWEED COMMUNICATIONS CORP.
              FORM S-1 REGISTRATION STATEMENT
              --------------------------------

Ladies and Gentlemen:

    We have acted as special counsel to Tumbleweed Communications Corp., a Delaware corporation (the "Company"), in connection with the public offering by the Company of up to 1,500,000 shares (the "Primary Shares") and the sale of up to 1,950,000 shares (including 450,000 shares subject to an over-allotment option) (the "Secondary Shares") by Selling Stockholders as set forth in the Registration Statement (as hereinafter defined) of the Company's Common Stock, par value $0.001 per share (the "Common Stock").

    This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

    In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 33-41188) as filed with the Securities and Exchange Commission (the "Commission") on July 11, 2000 under the Act, and Amendment No. 1 to the Registration Statement as filed with the Commission on July 20, 2000 under the Act (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the form of the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into between the Company, as issuer, and Credit Suisse First Boston Corporation, as representatives of the several underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement; (iii) a specimen certificate representing the Common Stock; (iv) the Amended and Restated Certificate of Incorporation of the Company, as presently in effect;
(v) the Amended and Restated Bylaws of the Company, as presently in effect;
(vi) certain resolutions of the Board of Directors of the Company and drafts of certain resolutions of the Pricing Committee of the Board of Directors of the Company (the "Pricing Committee") in each case relating to the issuance and sale of the Primary Shares; and (vii) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Secondary Shares at the times issued and sold to the Selling Stockholders. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

    In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. In rendering the opinion set forth in paragraph 2 below, we have assumed that the Company has received the entire amount of consideration contemplated by the resolutions of the Board of Directors of the Company authorizing the issuance of the Secondary Shares. As to any facts material to the opinions expressed

Tumbleweed Communications Corp.
July 20, 2000
Page 2

herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

    Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

    Based upon and subject to the foregoing, we are of the opinion that:

    1. When (i) the price at which the Primary Shares are to be sold to the Underwriters pursuant to the Underwriting Agreement and other matters relating to the issuance and sale of the Primary Shares have been approved by the Pricing Committee; (ii) the Underwriting Agreement has been duly executed and delivered; and (iii) the Primary Shares have been delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the issuance and sale of the Primary Shares will have been duly authorized, and the Primary Shares will be validly issued, fully paid and nonassessable.

    2. The Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable.

    We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                    Very truly yours,
                                    /s/ SKADDEN ARPS SLATE MEAGHER & FLOM LLP